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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                               September 22, 2004
                               -------------------
                Date of report (Date of earliest event reported)

                            Sotheby's Holdings, Inc.
                            ------------------------
             (Exact name of registrant as specified in its charter)

         Michigan                   1-9750                  38-2478409
         --------                   ------                  ----------
     (State or other             (Commission             (I.R.S. Employer
     jurisdiction of             File Number)           Identification No.)
    incorporation or
      organization)

   38500 Woodward Avenue, Suite 100
      Bloomfield Hills, Michigan                               48303
   --------------------------------                            -----
(Address of principal executive offices)                     (Zip Code)

                                 (248) 646-2400
                                 --------------
              (Registrant's telephone number, including area code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of a Registrant

From time to time in the ordinary course of business, Sotheby's Holdings, Inc. (the "Company") or one of its subsidiaries will guarantee to the consignor a minimum price in connection with the sale of property at auction. The Company must perform under its guarantee only in the event that the property sells for less than the minimum price and, therefore, the Company must pay the difference between the sale price at auction and the amount of the guarantee. If the property does not sell, the amount of the guarantee must be paid, but the Company has the right to recover such amount through the future sale of the property. Generally, the Company is entitled to a share of the excess proceeds if the property under guarantee sells above a minimum price. In addition, the Company is obligated under the terms of certain guarantees to advance a portion of the guaranteed amount prior to the auction. Furthermore, in certain situations, the Company reduces its financial exposure under the auction guarantee through sharing arrangements with partners.

As of September 24, 2004, the Company had outstanding auction guarantees totaling $164.8 million, the property relating to which had a current mid-estimate sales price(1) of $192.8 million. The Company's financial exposure under its outstanding auction guarantees is reduced by $41.2 million as a result of sharing arrangements with partners, $32.5 million of which relates to an auction guarantee described in a Form 8-K filed by the Company with the Securities and Exchange Commission on September 2, 2004. The property relating to this auction guarantee will be offered at auction in the fourth quarter of 2004.

Included in the total amount of outstanding auction guarantees as of September 24, 2004 are:

o An auction guarantee entered into on September 22, 2004 for which the maximum potential amount of future payments that the Company may be required to make is $35.0 million. On September 24, 2004, $10.0 million of the guaranteed amount was advanced by the Company to the consignor. The property relating to this auction guarantee has a current mid-


--------------------
 (1) The mid-estimate sales price is calculated as the average of the high and low pre-sale auction estimates for the property under the auction guarantee. Pre-sale estimates are not predictions of auction sale results.





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     estimate sales price of $40.3 million and will be offered at auctions in the fourth quarter of 2004.

o An auction guarantee entered into on September 22, 2004 for which the maximum potential amount of future payments that the Company may be required to make is $26.5 million. The property relating to this auction guarantee has a current mid-estimate sales price of $33.1 million and will be offered at auctions in the fourth quarter of 2004 and first half of 2005.

o An auction guarantee entered into on September 23, 2004 for which the maximum potential amount of future payments that the Company may be required to make is $10.0 million. The Company's financial exposure under this auction guarantee is reduced by $5.0 million as a result of a sharing arrangement with a partner. The property relating to this auction guarantee has a current mid-estimate sales price of $10.5 million and will be offered at auction in the fourth quarter of 2004.





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                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        SOTHEBY'S HOLDINGS, INC.


                                        By:    /s/ Michael L. Gillis
                                               ---------------------

                                               Michael L. Gillis
                                               Senior Vice President,
                                               Controller and Chief
                                               Accounting Officer

                                        Date:  September 24, 2004
                                               ------------------